EXHIBIT 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the

Sarbanes-Oxley Act of 2002

I, Ilene S. Gordon, the Chief Executive Officer of Ingredion Incorporated, certify that to my knowledge (i) the report on Form 10-Q for the quarter ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ingredion Incorporated.

/s/ Ilene S. Gordon
Ilene S. Gordon
Chief Executive Officer
July 31, 2015

A signed original of this written statement required by Section 906 has been provided to Ingredion Incorporated and will be retained by Ingredion Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.